EXHIBIT 10.2
A M E N D M E N T NO. 2

TO

COMMITTED NOTE PURCHASE AND SECURITY AGREEMENT

The COMMITTED NOTE PURCHASE AND SECURITY AGREEMENT, dated as of May 10, 2002, among NEW CENTURY FUNDING I, a Delaware statutory trust, UBS WARBURG REAL ESTATE SECURITIES INC., a Delaware corporation, as Purchaser of Notes issued thereunder from time to time, each Person becoming a Noteholder thereunder from time to time, and UBS WARBURG REAL ESTATE SECURITIES INC., a Delaware corporation, as agent for the Purchasers and the Noteholders, as amended by Amendment No. 1 thereto dated as of June 15, 2002 and as is further hereby amended (as amended as of the date hereof, the “Agreement”) by this is Amendment No. 2 dated as of November 21, 2002 (the “Amendment”) as follows:

1.	Amended Terms. The Agreement is hereby amended as follows:

(i)    The following definitions are hereby amended to read as follows:

“Commitment Amount” shall mean $750,000,000, subject to reduction from time to time as provided herein.

“Wet-Ink Sub-Limit” shall mean an amount equal to $300,000,000.

(ii)    Section 4.04 is deleted in its entirety and replaced with the following:

4.04    Facility Fee.    (a) The Note Issuer agrees to pay to the Agent (for the account of the Purchasers in proportion to their respective Commitment Percentages) (a) on or prior to the Effective Date a facility fee for the first year (the “Original Facility Fee”) equal to 20 basis points per annum of the Commitment Amount, i.e., $800,000 and an additional Facility Fee (the “Increased Facility Fee” of $350,000 based upon the increase in the Commitment Amount to $750,000,000 on and as of November 21, 2002, such Increased Facility Fee to be paid by the Note Issuer on or before November 22, 2002 and (b) on or prior to May 14, 2003, a facility fee for the second year equal to 25 basis points per annum of the Commitment Amount, i.e., $1,875,000 (such amounts at clauses (a) and (b) together, the “Facility Fee”), except as otherwise provided in paragraph (b) below, such payment to be made in Dollars, in immediately available funds, without deduction, set-off or counterclaim, to the Agent’s Account set forth in or pursuant to Section 4.01 hereof. In the event of any extension of the Termination Date, the Note Issuer shall pay to the Agent (for the account of the Purchasers in proportion to their respective Commitment Percentages) a Facility Fee determined by the

Purchasers, in their sole discretion, on the date or dates specified by the Agent by notice to the Note Issuer.

(b)  In the event of any termination of this Note Purchase Agreement (i) pursuant to Section 13.16 hereof, (ii) resulting from a failure by the Purchasers to honor a properly submitted Request For Note Purchase or (iii) resulting from the occurrence of the events described in Section 6.02(j) hereof, the Agent shall pay the Note Issuer the Unearned Portion of the Facility Fee as set forth in Section 13.16 hereof.

(c)  The Note Issuer acknowledges that the Purchasers are entering into this facility with the understanding that the Purchasers, collectively with the Agent, expect to receive at least $4,312,500 in spread (“spread” being the cumulative Dollar amount of that portion of the Note interest represented by the Spread Fee Rate) and fees (inclusive of the Original Facility Fee and the Increased Facility Fee) during the period from the Effective Date through May 14, 2003 (such period, “Year One”), and at least $6,750,000 in spread and fees (inclusive of the Facility Fee) during the period from May 15, 2003 through May 14, 2004 (such period, “Year Two”). Such amounts are the “Minimum Fee”. Any shortfall in such Minimum Fee for Year One will be due and owing by the Note Issuer to the Purchasers on May 15, 2003, and any shortfall in such Minimum Fee for Year Two will be due and owing by the Note Issuer to the Purchasers on May 15, 2004. Notwithstanding the foregoing sentence, upon the earlier to occur of (a) the date on which the Notes are accelerated following an Event of Default, and this facility is terminated and (b) the date on which the Note Issuer informs the Agent in writing that the Note Issuer intends to no longer utilize this facility, the entire remaining Minimum Fee shall be immediately, due and payable (e.g., if the facility terminates during Year One, and a Minimum Fee of $2,000,000 would be due on account of Year One, that amount, plus the entire Minimum Fee for Year Two (for a total of $8,750,000) would be immediately due).

(iii) In Section 6.01(g) (“Facility Fee”), immediately after the final word “year” the following is inserted:

“; and the obligation of UBS Warburg to make any additional Note Purchases hereunder on and after November 21, 2002 shall not arise unless and until the Note Issuer shall have paid the Increased Facility Fee, as agreed to by the parties hereto in Amendment No. 2 hereof dated as of November 21, 2002.”

(iv) A new Section 13.17 (“Confidential Information”) is hereby added as follows:

13.17    Confidential Information.    The Note Issuer acknowledges and agrees that the information comprised of the economic and other business and legal parameters of the financing facility provided under and pursuant to this Agreement and the other Transaction Documents (the “Facility”), and as memorialized herein and therein, is the exclusive, confidential, proprietary and trade secret information of UBS Warburg and its Affiliates (collectively, the “Confidential Information”); provided, however, that the Note Issuer and its Affiliates may disclose the Dollar value of the Facility (the “Releasable Information”), but not any other economic information with respect to the Facility as any such other information is strictly Confidential Information. The Releasable Information is not Confidential Information and may be publicized verbally in business discussions or in writing in the forms of press releases or similar printed materials. The Note Issuer may only use or disclose Confidential Information to its Affiliates or to any third party contractors if such disclosure is required in order to carry out the purposes of this Agreement and the other Transaction Documents (a “Permitted Disclosure”). No other use or disclosure of the Confidential Information, in any form, to any Person may be made by the Note Issuer or any of its Affiliates for any purpose including, without limitation, the use or disclosure of the Confidential Information in the marketing of products or services (including, but not limited to, any sale, warehousing or other hypothecation of mortgage loans). The Note Issuer acknowledges and agrees that it has separately secured the acknowledgment and agreement of each of its Affiliates that each such Affiliate shall (1) honor and observe the obligations of the Note Issuer hereunder in such Affiliate’s dealings with any third parties and (2) be fully responsible to UBS Warburg hereunder, in each of such cases, as fully as if each such Affiliate were a party hereto. In addition, the Note Issuer and each Affiliate shall obligate all such Persons to whom Confidential Information is released in a Permitted Disclosure to observe and maintain the secrecy and proprietary nature of the Confidential Information without further disclosure whatsoever to any other Person. The Note Issuer and its Affiliates shall be responsible for any disclosure of Confidential Information by the Note Issuer, any Affiliate or any third party contractor to any Person in breach of this Section 13.17. In addition to any other remedies that UBS Warburg may have under this Agreement, UBS Warburg shall be entitled to injunctive relief in the event of a breach or threatened breach, and for damages resulting from any such breach, of this Section 13.17.

2.	Miscellaneous Acknowledgments Pertinent Hereto. The parties further acknowledge and agree as follows:

(a)  that the Commitment Amount, as hereby amended, is commensurate with the issuance by the Note Issuer of the First Amended and Restated Promissory Note dated as of October 31, 2002 in favor of the Agent and in the face amount thereof of $750,000,000; and

(b)  that the calculations provided in Section 13.16 (“Termination”), with respect to the possible refunding to the Note Issuer of the Unearned Portion of the Facility Fee, are exemplary only of such amounts as could have been refunded on and as of May 10, 2002 and that all such calculations are hereby and hereafter deemed to be ratably adjusted to account for the increase in the Commitment Amount hereunder.

3.
Governing Law.    This Amendment, in all respects, shall be governed by, and construed in accordance with, the laws of the State of New York, including all matters of construction, validity and performance, without regard to principles of conflicts of law.

4.
Counterparts.    This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts together shall constitute but one and the same instrument.

5.
Merger and Integration.    Upon execution of this Amendment by the parties to the Agreement, this Amendment shall be incorporated into and merged together with the Agreement. Except as provided herein, all provisions, terms and conditions of the Agreement shall remain in full force and effect and the Agreement as hereby amended is further ratified and reconfirmed in all respects.

6.	Capitalized Terms. Capitalized terms used herein and not defined herein have their respective meanings as set forth in the Agreement.

7.
Voting Rights.    For the convenience of cross-referencing, reference is hereby made to that certain direction letter of even date herewith (the “Instruction Letter”) wherein New Century Mortgage Corporation, the Administrator of New Century Funding I under the Administration Agreement and the Depositor under the Trust Agreement, (a) directs Wilmington Trust Company to take all such action with respect to the Trust as is consistent with the terms and conditions of each of the Agreement and the Trust Agreement and (b) thereby represents and warrants that (i) it is the holder of the majority of Voting Rights (as defined in the Trust Agreement) and (ii) the actions to be taken by Wilmington Trust Company pursuant to the Instruction Letter and hereunder are authorized by, and do not conflict with, the Transaction Documents.

8.
Liability.    It is expressly understood and agreed by the parties that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee, in the exercise of the powers and authority conferred and vested in it, pursuant to the Trust Agreement, (b) each of the representations, undertakings and agreements herein made on the part of the Trust is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose of binding the Trust with respect thereto, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressly or impliedly contained herein, and the right to claim any and all such liability, if any, being expressly waived by the parties hereto and by any person claiming by, through or under the parties hereto, and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Trust hereunder or under any other related documents. Nothing expressed or implied in the preceding sentence, however, shall alter the terms and conditions of Section 5.1 of the Trust Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be duly executed and delivered as of the date specified above.

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NOTE ISSUER NEW CENTURY FUNDING I

By:	WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Owner Trustee under the Trust Agreement

By:	/s/ JANEL R. HAVRILLA

Name:
Title: Financial Services Officer

Address for Notices:

New Century Funding I
c/o Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration
Telecopy No.: 302-636-4140 or 302-636-4141
Telephone No.: 302-651-1000

With a copy to:

New Century Funding I
c/o New Century Mortgage Corporation
18400 Von Karman, Suite 1000
Irvine, California 92612
Attention: Melissa G. Dant, Esq.
Telecopier No: (949) 440-7033
Telephone No: (949) 225-7817

[Signature Page for Amendment No. 2 to Note Purchase Agreement]

AGENT UBS WARBURG REAL ESTATE SECURITIES INC.

By:	/s/ ROBERT CARPENTER
Name: Robert Carpenter Title: Director

By:	/s/ GEORGE A. MANGIARACINA

Name: George A. Mangiaracina
Title: Executive Director

Address for Notices:

1285 Avenue of the Americas
New York, New York 10019
Attention:  Robert Carpenter
                   George A. Mangiaracina
Telecopier No: (212) 713-9597
Telephone No: (212) 713-2000

PURCHASER UBS WARBURG REAL ESTATE SECURITIES INC.

By:	/s/ ROBERT CARPENTER
Name: Robert Carpenter Title: Director

By:	/s/ GEORGE A. MANGIARACINA
Name: George A. Mangiaracina Title: Executive Director

[Signature Page for Amendment No. 2 to Note Purchase Agreement]